Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND 18 U.S.C. 1350

In connection with the Quarterly Report of Alloy Steel International, Inc. on Form 10-Q for the period ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gene Kostecki, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Gene Kostecki
Gene Kostecki
Chief Executive Officer
February 11, 2010